Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statements of operations and consolidated balance sheet of International Paper Company (“International Paper”) and the historical combined statements of operations and combined balance sheet of Weyerhaeuser Company’s containerboard, packaging and recycling business (“CBPR business”) to reflect the acquisition of the CBPR business by International Paper. Those historical financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared using the assumptions described in the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred as of the respective balance sheet date. The unaudited pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred as of the beginning of the period presented.

•	Unaudited pro forma condensed combined balance sheet of International Paper as of March 31, 2008;

•	Unaudited pro forma condensed combined statement of operations of International Paper for the three months ended March 31, 2008; and

•	Unaudited pro forma condensed combined statement of operations of International Paper for the year ended December 31, 2007.

The unaudited pro forma condensed combined financial information should be read in conjunction with the notes thereto and the historical combined financial statements of the CBPR business, including the notes thereto, which were filed as an exhibit to International Paper’s Current Report on Form 8-K on May 28, 2008, as well as in conjunction with International Paper’s historical consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 (as updated by the Current Report on Form 8-K filed on May 9, 2008) and its Quarterly Report on Form 10-Q for the three months ended March 31, 2008.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. In addition, the preliminary estimated allocation of the purchase price to the assets and liabilities acquired was based on initial valuations and estimates. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information.

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

(In millions)

	International Paper (Historical)	CBPR Business (Historical)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current assets	$6,712	$1,120	$(14)	(a	)	$7,659
			76	(b	)
			(2)	(c	)
			39	(d	)
			(272)	(e	)
Plants, properties and equipment, net	10,290	2,726	(7)	(a	)	15,252
			2,243	(f	)
Forestlands	778	—	—			778
Investments	1,317	—	—			1,317
Goodwill	3,658	1,253	(1,253)	(g	)	3,923
			265	(h	)
Deferred charges and other assets	1,600	63	71	(i	)	1,774
			45	(j	)
			(5)	(k	)

TOTAL ASSETS	$24,355	$5,162	$1,186			$30,703

LIABILITIES AND COMMON SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current liabilities	$4,145	$402	$(6)	(a	)	$4,928
			24	(l	)
			363	(i	)
Long-term debt	6,037	—	5,500	(i	)	11,537
Deferred income taxes	3,117	682	(682)	(m	)	3,117
Other liabilities	1,823	20	23	(n	)	1,888
			24	(o	)
			(2)	(p	)
Minority interest	234	—	—			234

TOTAL LIABILITIES	15,356	1,104	5,244			21,704
TOTAL COMMON SHAREHOLDERS’ EQUITY	8,999	4,058	(4,058)	(q	)	8,999

TOTAL LIABILITIES AND COMMON SHAREHOLDERS’ EQUITY	$24,355	$5,162	$1,186			$30,703

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(In millions, except per share data)

	International Paper (Historical)	CBPR Business (Historical)	Pro Forma Adjustments			Pro Forma Combined
NET SALES	$5,668	$1,298	$(10)	(r	)	$6,930
			(26)	(s	)

COSTS AND EXPENSES
Cost of products sold	4,261	1,035	(10)	(r	)	5,260
			(26)	(s	)
Selling and administrative expenses	472	91	1	(r	)	564
Depreciation, amortization and cost of timber harvested	286	72	43	(t	)	401
Distribution expenses	285	—	—			285
Taxes other than payroll and income taxes	44	—	—			44
Restructuring and other charges	42	8	(8)	(r	)	42
Net gains on sales and impairments of businesses	(1)	—	—			(1)
Interest expense, net	81	—	105	(u	)	186

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY EARNINGS AND MINORITY INTEREST	198	92	(141)			149
Income tax provision	59	31	(54)	(v	)	36
Equity earnings, net of taxes	16	—	—			16
Minority interest expense, net of taxes	5	—	—			5

EARNINGS FROM CONTINUING OPERATIONS	$150	$61	$(87)			$124

BASIC EARNINGS PER COMMON SHARE
Earnings from continuing operations	$0.36					$0.29

Average common shares outstanding	420.6					420.6

DILUTED EARNINGS PER COMMON SHARE
Earnings from continuing operations	$0.35					$0.29

Average common shares outstanding – assuming dilution	423.3					423.3

INTERNATIONAL PAPER COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions, except per share data)

	International Paper (Historical)	CBPR Business (Historical)	Pro Forma Adjustments			Pro Forma Combined
NET SALES	$21,890	$5,177	$(74)	(r	)	$26,900
			(93)	(s	)

COSTS AND EXPENSES
Cost of products sold	16,060	4,147	(70)	(r	)	20,044
			(93)	(s	)
Selling and administrative expenses	1,831	363	(7)	(r	)	2,187
Depreciation, amortization and cost of timber harvested	1,086	297	(3)	(r	)	1,552
			172	(t	)
Distribution expenses	1,034	—	—			1,034
Taxes other than payroll and income taxes	169	—	—			169
Restructuring and other charges	95	13	(11)	(r	)	97
Gain on sale of forestlands	(9)	—	—			(9)
Net gains on sales and impairments of businesses	(327)	(29)	28	(r	)	(328)
Interest expense, net	297	—	469	(u	)	766

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, EQUITY EARNINGS AND MINORITY INTEREST	1,654	386	(652)			1,388
Income tax provision	415	139	(248)	(v	)	306
Minority interest expense, net of taxes	24	—	—			24

EARNINGS FROM CONTINUING OPERATIONS	$1,215	$247	$(404)			$1,058

BASIC EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.83					$2.47

Average common shares outstanding	428.9					428.9

DILUTED EARNINGS PER COMMON SHARE
Earnings from continuing operations	$2.81					$2.44

Average common shares outstanding – assuming dilution	433.0					433.0

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

On March 17, 2008, International Paper Company announced that it had signed an agreement with Weyerhaeuser Company to purchase its containerboard, packaging and recycling business (“CBPR business”) for approximately $6 billion in cash, subject to certain post-closing adjustments. International Paper completed the acquisition on August 4, 2008. In June 2008, the Company issued $3 billion of unsecured senior notes in anticipation of the acquisition with an average fixed interest rate of 7.84%. The remainder of the purchase price was financed through borrowings under a $2.5 billion bank term loan with an interest rate based on LIBOR plus a margin of 162.5 basis points, borrowings under a receivables securitization program and existing cash balances. The CBPR business became part of International Paper’s North American Industrial Packaging business. International Paper is accounting for the acquisition as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method, the assets and liabilities of the CBPR business will be recorded as of the acquisition date at their respective fair values.

2. Pro Forma Adjustments

The following adjustments have been reflected in the respective unaudited pro forma condensed combined balance sheet:

(a)	Represents the elimination of assets and liabilities related to locations included in the historical CBPR business financial information that were not acquired by International Paper.

(b)	Represents the elimination of a $76 million CBPR business pre-acquisition LIFO inventory reserve.

(c)	Represents the preliminary fair value adjustment for allowance for doubtful accounts.

(d)	Represents the preliminary fair value adjustment for the CBPR business inventory.

(e)	Represents a portion of the acquisition cost paid from cash on hand, including debt issuance costs of $71 million.

(f)	Represents a preliminary adjustment to value plants, properties and equipment acquired at estimated fair value.

(g)	Represents the elimination of the CBPR business pre-acquisition goodwill.

(h)	Represents the preliminary estimated goodwill related to the CBPR business acquisition.

(i)	Represents the $5.5 billion of long-term debt and $363 million of short-term debt to finance the acquisition, and the capitalization of $71 million of related debt issuance costs.

(j)	Represents the preliminary fair value adjustment to record intangible assets.

(k)	Represents the preliminary fair value adjustment of recorded pension assets.

(l)	Represents estimated CBPR business facility closure costs of $13 million, and other estimated liabilities of $11 million.

(m)	Represents the elimination of the CBPR business pre-acquisition deferred taxes.

(n)	Represents the assumption by International Paper of a CBPR business workers’ compensation liability.

(o)	Represents the preliminary pension liability fair value adjustment.

(p)	Represents the preliminary postretirement liability fair value adjustment.

(q)	Represents the elimination of the CBPR business equity.

The following adjustments have been reflected in the respective unaudited pro forma condensed combined statements of operations:

(r)	Represents the elimination of amounts related to locations included in the historical CBPR business financial information that were not acquired by International Paper.

(s)	Represents the elimination of sales between the CBPR business and International Paper.

(t)	Represents additional depreciation and amortization resulting from the preliminary adjustment of the CBPR business’ plants, properties and equipment and intangibles to estimated fair value as of the acquisition date.

(u)	Represents preliminary estimated additional interest expense incurred in connection with the acquisition, plus the straight-line amortization of debt issuance costs incurred to finance the acquisition over the term of the related debt.

(v)	Represents the tax effect of the above pro forma adjustments based upon a combined statutory federal and state tax rate of 38%.